Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-3) and related Prospectus of M.D.C. Holdings, Inc. for the registration of $1,500,000,000 in common stock, preferred stock, and debt securities, and to the incorporation by reference therein of our report dated January 31, 2013 (except for Note 22, as to which the date is April 30, 2013) with respect to the consolidated financial statements of M.D.C. Holdings, Inc., included in its Annual Report (as amended on April 30, 2013 on Form 10-K/A) for the year ended December 31, 2012, and our report dated January 31, 2013 with respect to the effectiveness of internal control over financial reporting as of December 31, 2012 of M.D.C. Holdings, Inc., included in its Annual Report (as originally filed on January 31, 2013 on Form 10-K) for the year ended December 31, 2012, each filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Irvine, California

August 1, 2013